UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2008

eOn Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

185 Martinvale Lane San Jose, CA	95119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 408-694-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 18, 2008, eOn Communications Corporation (the “Company”) filed an amendment to its Certificate of Incorporation, a copy of which is attached as exhibit 3.1 to this 8-K (the “Amendment”). This Amendment is effective as of April 18, 2008 at 5:00 PM Eastern Time. Pursuant to the Amendment, a reverse stock split at a ratio of 5 to 1 becomes effective as of 5:00 PM Eastern Time, the authorized shares of common stock are reduced from 50 million to 10 million and the par value changes from .0010 to .0050. A press release describing the reverse stock split is attached to this 8-K as exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

Exhibits:

Exhibit Number	Description of Exhibit
3.1	Amendment to Certificate of Incorporation

99.1	Press release dated April 18, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2008

EON COMMUNICATIONS CORPORATION

By:	/s/ Stephen R. Bowling
Stephen R. Bowling
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
3.1	Amendment to Certificate of Incorporation.

99.1	Press release dated April 18, 2008.